                                                                  EXHIBIT 10.16





                                     SUN

                                  TRADEMARK

                                     AND

                                     LOGO

                                   POLICIES




                                 Version 7.0
                                 August 1997



These Policies are applicable to all Sun organizations worldwide and to Sun resellers, developers, customers, advertising agencies, consultants, and professional writers and editors. These Policies may and should be distributed freely both within and outside of Sun. This document is not confidential.



                     [Sun Microsystems Logo appears here]

I.  PREFACE

The Sun Trademark & Logo Policies set forth the authorized legal policies for using or referring to Sun brands, trademarks, product and service names, logos, slogans, and trade dress (external product designs and product packaging).
Sun's brands, marks, names, and logos are among the company's most important and valuable corporate assets. These Policies are important to strengthening and protecting Sun's brands, marks, names, and logos.


II. CONTENTS

Scope of Policies............................................................ 1
Sun's Trademark Group........................................................ 2
Definitions.................................................................. 2
Proper Trademark Use and Attribution......................................... 3
      Trademark Use.......................................................... 3
      Trademark Symbols...................................................... 4
      Trademark Legends...................................................... 5
      Sample Advertising Copy................................................ 6
      Sample Press Release Copy.............................................. 7
      Third-Party Use of Sun Trademarks...................................... 8
      Potential Infringements................................................ 8
      References to Sun Products............................................. 8
      Compatibility References............................................... 9
      Special Program Logos.................................................. 9
      Other Branding Programs................................................ 11
      Co-Logoing & Re-Logoing................................................ 11
      New Marks and Names-Legal Review Process............................... 11



III.  SCOPE OF POLICIES

These Policies apply to all Sun organizations worldwide and to Sun resellers, developers, customers, advertising agencies, consultants, and professional writers and editors. This document is not confidential to Sun and may be distributed outside of Sun. Distribution to our business allies is encouraged.

These Policies apply to all external uses of Sun trademarks, service marks, brands, logos, product names, taglines, slogans, etc. including (but not limited to) product, product packaging, product labels, product inserts, advertisements, press releases, all manner of promotional material and collateral, technical publications, trade show materials, software boot-up screens, Internet postings, external Web pages, domain names, and the like.

IV. SUN'S TRADEMARK GROUP

If you have questions or would like further information regarding Sun's trademark's or its Trademark and Logo Policies, please contact the Sun Trademark Group in Sun's Corporate Legal Department:


         Kate Rundle, Assoc. General Counsel                        X53386
         Shelly Berliner, Counsel                                   X53334
         Ruby Zefo, Counsel                                         X53335
         Jan O'Dell, Sr. Paralegal                                  X53332
         Lisa Glover, Administrator                                 X53331
         Angie Maher, Administrator                                 X53336

               Address:
               Sun Trademark Group
               Sun Microsystems, Inc.
               901 San Antonio Road, MS-CUP01-303
               Palo Alto, CA 94303

               Phone:      (408) 863-3331
               Fax:        (408) 863-3354

               Internal Group Email:  trademarks@sun.com
               External Group Email:  trademarks@sun.com

You may also obtain further information at the Trademarks Homepage on the SunWeb server, accessible via the Netscape tool. Or you may access Tmark, Sun's on-line trademark database.

               Trademark Homepage on the SunWeb Server:
               URL:  http://razmtaz.eng

               Tmark: To access, just type "tmark &" in a shelltool and then press "return."

V.  DEFINITIONS

Sun Companies refers to Sun Microsystems, Inc. and all of its subsidiaries, business units, and divisions worldwide.

Sun Trademarks refers to all subsidiary, business unit, and division names, product names, service names, program names, logos, slogans, trade dress, and all other designations used by any Sun Company, including but not limited to the Sun Logo, Special Program Logos, and Sun Trade Dress.

Sun Logo is the Sun Corporate Logo consisting of the diamond-shaped graphic (the "Sun Bug") next to "Sun Microsystems."

Special Program Logos are the official logos provided by any Sun Company to Sun developers, resellers, and other third parties participating in Sun marketing programs, e.g., the Sun Authorized Reseller Logo or the Catalyst Developer Logo. [For further information regarding use of Special Program Logos, see p. 9.]

Sun Trade Dress refers to the overall appearance of Sun's product packaging and to the overall external product design of Sun's products, including distinctive features such as the Sun Blue color, the Solaris sunburst design, and the dimple pattern, pizza box shape, pedestal feet, and shark fin elements of Sun systems.


VI.  PROPER TRADEMARK USE & ATTRIBUTION

A.  Rules of Proper Trademark Use
Trademarks are adjectives -- not nouns or verbs. Accordingly, a trademark should not be used alone, as a noun. Rather, as often as possible, a trademark should be used as an adjective immediately preceding the generic noun that describes the product in question. For example:

                             Sun(TM) workstation
                             Solaris(TM) software environment
                             SPARCstation(TM) 20 system
                             Netra(TM) Internet server
                             Sun(TM) system

This rule must be followed upon the first use of the mark in text or body copy, and periodically thereafter. However, it need not be followed in headlines, package titles, labels, or documentation titles.
To summarize the basic use rules:

      Use as an Adjective:                 A trademark must be used as an
                                           adjective followed by a generic noun
                                           upon first use in text and
                                           periodically thereafter. It need not
                                           be followed by the generic noun in
                                           headlines, package titles, labels, or
                                           documentation titles.
      No Possessives:                      Since a trademark is not a noun, it
                                           must never be used in possessive
                                           form.
      No Plurals                           Since a trademark is not a noun, it
                                           must never be used in plural form.
      No Verbs:                            Since a trademark is not a verb, it
                                           must never be used as a verb.
      No Puns:                             Sun's trademarks are Sun's brands,
                                           the symbols of Sun goodwill
                                           worldwide. They should be treated
                                           with respect as valuable corporate
                                           assets. Accordingly, they should not
                                           be used as the object of puns, e.g.,
                                           "Make your Sun shine."

B. Proper Trademark Attribution
Trademark ownership is attributed in two ways, with the use of a trademark symbol(TM, SM) or (R) after the trademark, and with a trademark legend, usually found at the end of a document in mouseprint following the copyright notice. Following are Sun's rules for use of its trademark symbols and legends.

Trademark Symbols:

Which Symbol Do I Use?
Even though many of Sun's marks are registered in the U.S. and abroad, Sun uses the (R) symbol only with the Sun Logo. All other trademarks should have the (TM) or (SM)symbols for trademarks and service marks, respectively. A trademark is a mark used on or in connection with a tangible product, e.g., a Sun(TM) workstation or the Solaris(TM) software environment. A service mark is used in connection with the provision of services, e.g., the SunSpectrum(SM) service program.

Where Do I Place the Symbol?
The symbol is placed immediately after the trademark, either in superscript or subscript. If you don't have the appropriate symbol keys in your word processing software, then using the symbols in parenthetical form is also okay, e.g., (SM) or (TM). The symbol is generally placed before any model designation, although not always. And some marks require more than one symbol. Please consult Tmark, Sun's on-line trademark database (just type "tmark &" in a shelltool), for a complete, up-to-date list of Sun trademarks along with their appropriate symbols and attributions. Updated hard copies of the list are available directly from the Sun Trademark Group.

When Do I Use the Symbol?
Follow these rules to determine when use of a trademark or service mark symbol is required:

          Most Prominent Uses: All Java based marks must bear a trademark symbol on all prominent uses, including advertising and press release headlines. For all other Sun Trademarks, a trademark symbol is required for all prominent use of the mark, e.g., labels, packaging, promotional brochures, data sheets, etc., except prominent uses in press releases and advertisement headlines.

          First Use in Text: A trademark symbol is required upon the first use of the mark in any text or body copy, even though the symbol may have already been used in the headline or other prominent use.

          All Logos: Trademark symbols are required for all Sun Trademarks in logo format, e.g., The Sun Logo, the Java Coffee Cup Logo, the UltraSPARC Driven Logo, etc.

Trademark Legends:
All Sun and SPARC trademarks that are used in a particular piece must be attributed in an appropriate trademark legend. The legend may be presented in "mouseprint" but must be large enough to be legible. It generally appears at the end of a document or on the back of a package, but it may be placed elsewhere, e.g., the front inside cover of documentation, or the bottom of a Web page.

Sun uses a standard trademark legend that does not change except to add the marks that are referenced in the text. The legend is constructed out of the standard copyright notice (consult your OpCo or Geo counsel) followed by two separate trademark legends: the Sun Legend, and the SPARC Legend where SPARC trademarks are referenced in the materials.

Sun Legend: Following is the standard Sun Legend to be used in all material referencing any Sun Trademark:

          "Sun, Sun Microsystems, the Sun Logo [insert all other Sun trademarks,
           Special Program Logos, Product Names, Service Names, Program Names, and slogans that are referred to or displayed in the document] are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries."

[Note: The Sun, Sun Microsystems, and Sun Logo marks are included in every trademark legend regardless of whether they are referenced or displayed and regardless of the Sun Company preparing the document.]

SPARC Trademark Legend: Following is the standard legend to be used in all material referencing any SPARC trademark:

          "All SPARC trademarks are used under license and are trademarks or registered trademarks of SPARC International, Inc. in the United States and other countries. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems, Inc."

Example Legend: Following is an example of a complete trademark legend where SPARC trademarks are referenced. Note that the specific Sun marks used in the document must be inserted into the Sun portion of the legend, whereas the SPARC portion of the legend never changes.

          Sun, Sun Microsystems, the Sun Logo, SunSoft, Solaris, Java and Netra are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries. All SPARC trademarks are used under license and are trademarks or registered trademarks of SPARC International, Inc. in the United States and other countries. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems, Inc.

Attribution of Third-Party Marks: Sun's general rule is not to attribute any third-party marks except in certain special cases, such as where we have contractually agreed to do so. Accordingly, as a general rule, trademark symbols and legends should not be used with third-party marks. Similarly, a "generic" or "catch-all" legend should not be used to attribute third-party marks.

Third-party marks that Sun is required to attribute appear in Tmark. If you believe a third-party mark should be attributed, consult Tmark. If the mark appears in Tmark, then use the appropriate trademark symbol and attribute the mark in the legend. If you believe it may be necessary for Sun to attribute a third-party mark that does not appear in Tmark, or if you are negotiating a contract that includes a provision requiring Sun to acknowledge or attribute a third party's trademarks, please contact the Sun Trademark Group and/or your OpCo legal counsel right away for further guidance.

VII. Sample Advertising Copy
This example illustrates proper trademark use and attribution in a Sun promotional brochure or advertisement. The same policies apply to Sun reseller, developer, or other third-party ads using Sun trademarks. See footnotes for explanation.
================================================================================

                       Which Would You Rather Go Through
                            To Get On The Internet?
                        The Netra(TM) Internet server.
                First in a line of new Netra servers from Sun.
This one's a no-brainer. Buy a Sun(TM) Netra(TM) server. Plug it in. And in about half an hour your company is on the Internet. You can perform this seeming sleight of hand because Sun Netra servers are the only servers that come complete and preconfigured for the Internet.





                    [Logo of Sun Microsystems appears here]


(c) 1994 Sun Microsystems, Inc. All Rights Reserved. Sun, Sun Microsystems, the Sun Logo, Netra, and The Network Is The Computer are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States of America and other countries.
================================================================================

Footnotes
The Netra mark is used prominently in a headline, and must therefore have a trademark symbol after it. It must also be marked with a symbol upon its first use in body copy, as shown; but not thereafter. Similarly, the Sun mark is marked with a symbol upon its first use in body copy. The Network is the Computer is also marked upon its first and most prominent use. The Sun Logo requires a trademark symbol. All product marks are followed by the appropriate generic term, e.g. "server" for the Netra mark. Use of the generic "server" is required on the first reference in body copy, as shown. Here the generic is also used in the headline and in subsequent references in body copy -- this is desirable, but not required. The trademark legend attributes all marks used in the advertisement, as well as the Sun Microsystems mark which is not used but which is always attributed in every legend (along with the Sun and Sun Logo marks, whether or not they are actually used). No SPARC marks are attributed since none are used, but if they were used, the appropriate additions to the trademark legend would be necessary.

VIII. Sample Press Release Copy
Following are three samples of the same third party press release: the first demonstrates incorrect trademark use, the second highlights the trademark misuses, and the third demonstrates proper trademark use.

Incorrect trademark use in a press release
TECHNA GRAPHICS PORTS 3-D MODELING SOFTWARE TO SUN
MOUNTAIN VIEW, Calif. - January 15, 1994 - Sun Microsystems Inc. and Techna Graphics announced today that Techna Graphics will port its OPEN LOOK 3-D modeling software to Sun SPARCstations. The Techna Graphics 3-D package for Suns allows users to import images created with other Sun compatible modeling software. "We're excited about developing our Sun product on Solaris--any machine that runs Solaris applications will run Techna Graphics' 3-D system," said Techna Graphics' vice president of marketing, Cindy Jones. The Techna Graphics 3-D modeling system runs on all SPARC compatible systems, in addition to Suns.

Same press release with trademark misuses shown in brackets
TECHNA GRAPHICS PORTS 3-D MODELING SOFTWARE TO SUN
MOUNTAIN VIEW, Calif. - January 15, 1994 -Sun Microsystems Inc. and Techna Graphics announced today that Techna Graphics will port [its OPEN LOOK 3-D modeling software] to Sun [SPARCstations]. The Techna Graphics 3-D package for [Suns] allows users to import images created with other Sun compatible modeling software. "We're excited about developing [our Sun product] on [Solaris] -- any machine that runs [Solaris applications] will run Techna Graphic's 3-D system," said Techna Graphic's vice president of marketing, Cindy Jones. The Techna Graphics 3-D modeling system runs on all SPARC compatible systems, in addition to [Suns].

Same press release with proper trademark use
TECHNA GRAPHICS PORTS 3-D SOFTWARE TO SUN
MOUNTAIN VIEW, Calif. - January 15, 1994 - Sun Microsystems Inc. and Techna Graphics announced today that Techna Graphics will port its 3-D modeling software to Sun(TM) SPARCstation(TM) systems. The Techna Graphics 3-D package, with the OPEN LOOK graphical interface, allows users to import images created on Sun systems with other modeling software. "We're excited about porting our 3-D system in the Solaris(TM) software environment -- any machine that runs applications compatible with the Solaris environment will run Techna Graphics' 3-D system," said

Techna Graphics' vice president of marketing, Cindy Jones. The Techna Graphics 3-D modeling system runs on all SPARC(TM) systems, including Sun systems.

IX. Third-Party Use of Sun Trademarks
Only certain, approved uses of Sun Trademarks may be made by Sun business partners and other third parties. Unauthorized use of Sun Trademarks or of marks that are confusingly similar to Sun Trademarks may constitute an infringement of Sun's trademark rights. Following are Sun's general policies regarding third-party uses of Sun Trademarks.

A. No Use of Sun Marks in Third-Party Company or Product Names.
Third parties generally may not use the Sun mark, the Java mark, the Solaris mark, or any other Sun Trademark as all or part of their company or product names. This is especially true of Sun's business allies, such as resellers and ISVs, who sometimes wish to leverage off of Sun's marks by including Sun or Java or Solaris in their product or company names. Whether a particular use is permissible will depend on the circumstances of the use. Accordingly, any such use or proposed use should be reported immediately to the Trademark Group for appropriate further action.

B. No Use of Sun Trade Dress by Third Parties. Third parties generally are prohibited from using Sun Trade Dress (see Definitions) for their own products, including any of the distinctive ornamental features of Sun products and packaging such as the Sun Blue color, dimple patterns, blue pedestal feet, shark fins, the Solaris sunburst design, and the like. Any such use must be approved by Sun Legal.

C. Promptly Report Suspected Infringements. Promptly report any possible infringement of Sun Trademarks or Trade Dress to Sun Trademark Counsel. Any unauthorized use of a Sun Trademark or a mark that is confusingly similar to a Sun Trademark should be reported immediately. Please provide as much detail as possible regarding the identity of the possible infringer and well as the suspected infringing use.

D. Proper References to Sun Products Okay.
Of course, third parties may use Sun Trademarks to refer to Sun products, so long as Sun's marks are used properly as adjectives and are used with the proper trademark symbols and legends (as discussed in Section VI above). For example, a reseller will obviously use Sun Trademarks in its advertisements to advertise the Sun products that bear those trademarks - this is entirely acceptable so long as the reseller properly uses the marks and the appropriate trademark symbols and legend. Similarly, while an ISV is not permitted to indicate that its software is intended for Sun systems by incorporating Sun or Solaris or Java in the name of its software product, it may use a tagline that truthfully states that the product is for Sun systems or for the Solaris or Java environments. For example:

Right:    Techna/G(TM)
          For the Solaris(TM) Software Environment

          Techna/G(TM)
          Java(TM) Edition

Wrong:    Techna/G(TM) for Solaris

          Techna/G: Solaris Version 2.3

          SunTechna/G

          Techna/G
          Solaris Compatible

          TechnaJava

          Techna/G

          Java Compatible

When using a tagline to indicate that the product is for use with Sun systems or software, the tagline must be presented in typeface that is significantly smaller than that used for the product and/or company names of the third party-- the third party's own product and company names should be displayed much more prominently than any Sun Trademark referenced.

E. No Use of Sun Logos, except Special Program Logos.
Sun's third-party business allies (e.g., resellers, ISVs, independent sales or service organizations) may not use the Sun Logo as part of their own logo or otherwise, except that they may use Special Program Logos ("SPLs") subject to the following guidelines and restrictions.

       l. Approved Format Only. Special Program Logos or SPLs have a consistent format throughout Sun, cross-OpCo and cross-Geo. In a box, they contain the Sun Logo and a description of the third-party relationship to Sun. The entire SPL is always rendered in black (not Sun Blue.) Following are samples of SPLs which an authorized reseller could use for any Sun business unit:

[Logo of Sun Microsystems                           [Logo of Sun Microsystems
      appears here]                                       appears here]
    AUTHORIZED RESELLER                                  MASTER RESELLER

[Logo of Sun Microsystems                          [Logo of Sun Microsystems
      appears here]                                       appears here]
    SYSTEM INTEGRATOR                                  VALUE ADDED RESELLER


     New SPLs for new programs may be created by Sun marketing organizations as needed, as long as the new SPL follows the above format and clearly describes the relationship between Sun and the ally in the lower half of the box. New SPLs need to be approved in advance by the Sun Trademark Department.

     2. No Alterations. Sun third-party business allies must obtain SPL camera-ready artwork directly from their Sun marketing representative, and may not alter SPLs in any way.

     3. Pre-Sale Marketing Materials Only. SPLs may be used only in pre-sale marketing materials such as advertisements and other promotional materials, e.g., company brochures, catalogs, product collateral, and the like. They may also be displayed on the ally's business cards and letterhead. SPLs may not be displayed on products, product labels, product packaging, documentation, or any materials accompanying products at or after the point of sale.

     4. Display of SPLs. Any material in which an SPL is displayed must also prominently display the business ally's own name and logo. The SPL must be displayed in a size and manner that is smaller and less prominent than the business ally's own name and logo.

     5. Signed Contract Required. Permission to use an SPL must be granted in writing in a binding agreement signed by both parties. In most cases, SPL permission will be granted in the reseller agreement or other agreement governing the relationship between Sun and the business ally. Contact Sun Trademark Counsel for the appropriate contract language.

F. Legal Approval Required for All Other Branding and Logo Programs. Any other branding or logo programs that do not meet the precise SPL criteria described above must be approved in advance by the Sun Trademark Group. Specifically, this includes compatibility logos for ISVs and IHVs and special partner logos that do not follow SPL format or use rules. It is advisable to involve the Sun Trademark Group as early as possible in the planning stages for any such program because such programs present uniquely complex legal issues as well as potentially high administrative costs. Working through these issues can take time.

G. No Re-Logoing, Co-Logoing, or Logo Removal. Resellers of Sun products may never alter or modify the Sun Logo or Sun Trademarks that are affixed to or appear on the Sun products they resell. Similarly, re-logoing (replacing Sun's Trademarks with the reseller's logo or mark) and co-logoing (adding the reseller's logo or mark to the Sun product) are generally contrary to Sun policy and will be approved only in exceptional cases. Advance approval for re-logoing and co-logoing must be obtained from the Sun Trademark Group and from senior sales and marketing management. Please contact the Sun Trademark Group for further information.

X. New Marks and Names -- Legal Review Process

All new names, marks, and logos to be adopted by any Sun OpCo, subsidiary, division, business unit or Geo must receive legal review before adoption. Specifically, all of the following must receive legal review by the Trademark
Group:

          Product Names
          Product Line Names
          Company, Opco, and Division Names
          Service Names
          Name Extensions (extension of an existing name to additional Sun products)
          Names licensed to Sun by others
          Program Names
          Feature Names
          Slogans and Taglines
          Catch Phrases
          Logos
          Package Designs
          Model Numbers and other Model Designations
          Abbreviations and Acronyms
          Internet Domain Names (primary and secondary)
          Web GIFs
          File Names (for on-line software distribution)
          Compatibility Logos
          Special Program Logos
          Partner Brands

Legal review of new names and marks can easily take up to six months or more under some circumstances. Accordingly, it is imperative that the legal review process be started

                                   EXHIBIT B
                              General Information

1. Authorized Location(s):

          A. General Information:
                Company: NET Information Systems, Inc.
                Address: 5701 6th Ave. S., Suite 503, Seattle WA, 98108-2521
                Phone:   (206) 674-0060
                Fax:     (206) 674-0069
                Email:   mark@netsis.com
                Contact Person: Mark D. Slosberg

          B. Brief Description:

          Reseller/Database Development since 1981
          Commercial UNIX since 1984 (SCO, Intel Xenix, NCR)
          TCP/IP Integration since 1985
          Oracle Reseller/Integration since 1988
          Sun Reseller since 1991 (first commercial reseller in Pacific
          Northwest)

2. Territory:

          North America

3. Services:

          Java Application and Enterprise Architecture
          Java Application Development
          Oracle Application Development
          Routed TCP/IP Infrastructure Engineering/Implementation
          SunServer Implementation/Administration
          Oracle Server Implementation/Administration

4. Launch Date:  July 1, 1998

5. Governing Law: The laws of the state of California.

                                   EXHIBIT C
                       Staff; Training and Certification

1. Staff:
        a. One (1) Senior business executive (as identified below)
        b. A minimum of twenty-five (25) full-time employees
        c. Two (2) Java Architects

2. Senior Business Executive Contact Information:

       Name:      Mark D. Slosberg
       Company:   NET Information Systems, Inc.
       Address:   5701 6th Ave. S. Suite 503
                  Seattle, WA 98108-2521

       Telephone: (206) 674-0066
       Fax:       (206) 674-0069
       Email:     mark@netsis.com

3. Training/Certification Requirements:

      a. Java Developer Training

         Company must have at least two (2) staff members attend SunEd Java Developer training/certification examination. Course number and exam numbers are:

             Course Number: SL-300
             Exam Number:   310-321

      b. Specialty.

         Directory Services
         Database Integration
         Legacy Integration (3270,5250, VT220...)

                                   EXHIBIT D
                             SUN CENTER EQUIPMENT

Sun 670 Upgrades

Sparc10

(2) Ultra 1

(2) Ultra 5

T-1 to internet

Sparc2 with Checkpoint Firewall-1

Java Workshop

Java Studio

                                   EXHIBIT E
                 EQUIPMENT LOAN AND SOFTWARE LICENSE AGREEMENT

                                  (attached)

Blank attached for reference.

                       SUN MICROSYSTEMS COMPUTER COMPANY
                  Equipment Loan & Software License Agreement

Sun agrees to loan to Bailee, free of charge on the terms and conditions of this Equipment Loan And Software License Agreement, the equipment and/or software identified herein. Bailee acknowledges and agrees that it may use the loaned equipment solely in connection with the purposes identified below.

--------------------------------------------------------------------------------
1.   LOANED/LICENSED TO:

     Company:                                 Division:
                    ----------------------               --------------------
     Address:                                 Country:
                    ----------------------               --------------------
     City/State/Zip:
                    ----------------------


2.   DESIGNATED SITE:

     Company:                                 Division:
                    ----------------------               --------------------
     Address:                                 Country:
                    ----------------------               --------------------
     City/State/Zip:
                    ----------------------

3.   DESIGNATED EQUIPMENT FOR LOANED SOFTWARE:

     Model:                                   Serial #:
                    ----------------------               --------------------

4.   LOAN PERIOD:

     Delivery:                                Return:
                    ----------------------               --------------------

5.   PRIMARY & SECONDARY CONTACTS FOR BAILEE:

     Primary Name:
                    ----------------------
     Company:                                 Division:
                    ----------------------               --------------------
     Address:                                 Country:
                    ----------------------               --------------------
     City/State/Zip:                          Fax:
                    ----------------------               --------------------
     Telephone:
                    ----------------------
     E-mail:
                    ----------------------


     Second Name:
                    ----------------------
     Company:                                 Division:
                    ----------------------               --------------------
     Address:                                 Country:
                    ----------------------               --------------------
     City/State/Zip:                          Fax:
                    ----------------------               --------------------
     Telephone:
                    ----------------------
     E-mail:
                    ----------------------

6.   SUN SPONSOR:

     Name:                                    E'ee#:
                    ----------------------               --------------------
7.   DESCRIPTION OF LOANED EQUIPMENT (HARDWARE):

         Product ID            Model or Release     Part#    Serial#   Quantity     List Price
     1.                                                                            $
     2.                                                                            $
     3.                                                                            $

8. DESCRIPTION OF LOANED EQUIPMENT (SOFTWARE AND DOCUMENTATION) (FOR SOURCE CODE, ATTACH LIST OF FILES)

         Product ID            Model or Release     Part#    Serial#   Quantity     List Price
     1.                                                                            $
     2.                                                                            $
     3.                                                                            $

        See next page or reverse side for terms and conditions of loan

                             TERMS AND CONDITIONS

[Partially Illegible] This Agreement is made and entered into as of the Delivery Date by and between Sun Microsystems, Inc., acting by and through its Sun Microsystems Computer Company on ("Sun") and the company named on the preceding page ("Being").

1.  USE AND LOCATION OF PRODUCTS

Bailee shall use the Loaned Equipment and [partially illegible] or Loaned Software (collectively referred to as "Products") solely for the purpose of ____________. Bailee shall be solely responsible for installation of the Products at the Designated Site.

2.  TITLE

Title and full ownership rights to the loaned Equipment are and shall remain with Sun. Sun hereby reserves, and Bailee hereby agrees that Sun shall have, a security interest in the Loaned Equipment, and Bailee further agrees to execute and deliver, upon request, UCC-1 financing statements or any other instruments, recordings, or filings deemed necessary by Sun to perfect and present its right, title, and interest in and to the Loaned Equipment under applicable local law. Bailee shall not move the Loaned Equipment or any portion thereof from the Designated Site without the prior written approval of Sun.

3.  TERM AND TERMINATION

    3.1 This Agreement shall be effective upon the first delivery of Products and it shall remain in force until the Return Date specified on the reverse side. Either party may terminate this Agreement at any time for any reason.

    3.2 Upon the termination of this Agreement for any reason, Bailee shall immediately terminate use of the Products, and within five (5) days return the Products to Sun.

4.  RISK OF LOSS OR DAMAGE

Bailee shall be responsible for the Products from the time they are delivered to Bailee or a common carrier, as the case may be, until they are returned to Sun. Bailee shall reimburse Sun for any damage to the Products sustained during this time period, except for reasonable wear and tear. Bailee shall insure the Loaned Equipment against loss or damage during the term of this Agreement, and shall deliver to Sun, upon request, proof of such insurance. Upon return of the Products, Sun shall provide Bailee with an invoice for damage to the Products, payable by Bailee upon receipt. Failure by Sun to provide such an invoice within sixty (60) days following return of the Products by Bailee shall constitute acceptance of the Products "as is," and no reimbursements by Bailee shall be required.

5.  SOFTWARE LICENSE

    5.1 Sun hereby grants to bailee a nontransferable, nonexclusive, limited license to use the Loaned Software in machine-readable form on the Loaned Equipment (or, if applicable, the identified evaluation system) at the Designated Site. Title to all copies of the Loaned Software remains in Sun or in the third parties from whom Sun has acquired license rights. No license is granted for use of the Loaned Software on other than the Loaned Equipment.

    5.2 In the event that Products are loaned for the purpose of development and Bailee desires to develop software programs which incorporate portions of Loaned Software ("Developed Programs"), the following provisions apply, to the extent applicable: Developed Programs are to have an application programming interface that is the same as Software; fonts within Software are to remain associated with their toolkit or server, Developed Programs may be used and distributed, but only on computer equipment licensed to utilize Software, unless an additional Developer's License Agreement has been executed by Sun and Bailee. Bailee is not licensed to develop printing applications or print, unless Bailee has secured a valid printing agreement; incorporation of portions of Motif(R) in Developed Programs may require reporting and payment of royalties to Sun; and Bailee agrees to indemnify, hold harmless, and defend Sun and its licensors from and against any claims or suits, including attorneys' fees which arise or result from distribution or use of Developed Programs to the extent such claims or suits arise from the development performed by Bailee.

    5.3 Loaned Software is confidential and proprietary information of Sun and/or its licensors. Bailee agrees to take adequate steps to protect Loaned Software from unauthorized disclosure or use.

    5.4 [Partially illegible] Except as specifically authorized in Paragraph 1 above, Bailee shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer Loaned Software, except to the extent any of the foregoing limitations are unenforceable under applicable law. Loaned software is not designed or licensed for use in on-line equipment in hazardous environments such as operation of nuclear facilities, aircraft navigation or control, or direct life support machines, and Bailee shall not use Loaned Software in such applications.

6.  DISCLAIMER OF WARRANTIES & LIMITATIONS OF LIABILITY

    6.1 THE PRODUCTS ARE PROVIDED "AS IS." SUN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE PRODUCTS.

    6.2 IN NO EVENT SHALL SUN BE LIABLE FOR ANY DIRECT, SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES RELATED TO THIS AGREEMENT OR THE USE OF PRODUCTS. EVEN IF SUN HAS BEEN ADVISED OF OR OTHERWISE HAS REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

7.  IMPORT AND EXPORT LAWS

Products and Sun Technology delivered under this Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. Bailee agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export, or import as may be required after delivery to Bailee.

8.  AIRCRAFT PRODUCTS AND NUCLEAR APPLICATIONS

PRODUCTS AND SUN TECHNOLOGY DELIVERED BY SUN UNDER THIS AGREEMENT ARE NOT DESIGNED OR INTENDED FOR USE IN 0N-LINE CONTROL OF AIRCRAFT, AIR TRAFFIC, AIRCRAFT NAVIGATION OR AIRCRAFT COMMUNICATIONS, OR IN THE DESIGN, CONSTRUCTION, OPERATION OR MAINTENANCE OF ANY NUCLEAR FACILITY. SUN DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR SUCH PURPOSES.

9.  MISCELLANEOUS

    9.1 This Agreement is the parties' entire agreement relating to loan of the Products and supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations, and warranties, and prevails over any conflicting or additional terms of any quote, order, acknowledgement, or other communication between the parties relating to loan of the Products during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by an authorized representative of each party.

    9.2 Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of the other party, except that Sun may assign its right to payment and may assign this Agreement to an affiliated company.

    9.3 If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law, then, that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deleted.

    9.4 Any action related to this Agreement will be governed by California law and controlling federal law. No choice of law rules of any jurisdiction will apply.

    9.5 In addition to any other relief, the prevailing party in any action arising out of this Agreement shall be entitled to attorneys' fees and costs.

    9.6 "Sun Trademarks" means all company names, product names, marks, logos, designs, trade dress, and other designations or brands used by Sun in connection with Products, including Sun, Sun Microsystems, the Sun Logo, SPARCstation, SPARCserver, Solaris, etc. and all Sun products designs. Bailee is granted no right, title, or license to, or interests in any Sun Trademarks. Bailee shall display Products with the Sun Trademarks as affixed by Sun and shall not remove, alter, or add to any Sun Trademarks.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


SUN MICROSYSTEMS, INC. by its division
SUN MICROSYSTEMS COMPUTER COMPANY

By:
       ---------------------------------------

Name:
       ---------------------------------------

Title:
       ---------------------------------------

Date:
       ---------------------------------------

BAILEE
----------------------------------------------

By:
       ---------------------------------------

Name:
       ---------------------------------------

Title:
       ---------------------------------------

Date:
       ---------------------------------------

                                   EXHIBIT F
                             MARKETING ACTIVITIES

1.  Website

    Company will be included in Sun-maintained Authorized Java Center websites.

2.  Sales Development Events

3.  Trade Shows

4.  Other:

                             SUN MICROSYSTEMS IVAR
                                   AGREEMENT

                             SUN MICROSYSTEMS INC.


 -----------------------------------------------------------------------------
FAX Transmittal                        [Logo of Sun Microsystems appears here]


16000 North Dallas Parkway, Suite 700
Dallas, TX 75248
FAX: 972.450.1679
Voice: 972.392.5067
--------------------------------------------------------------------------------
DATE:                1-26-00
--------------------------------------------------------------------------------
SENT BY:             Marla Lewis
--------------------------------------------------------------------------------
TO:                  Robert Nelson
--------------------------------------------------------------------------------
COMPANY:             EpicEdge
--------------------------------------------------------------------------------
FAX NUMBER:          713-784-2486
--------------------------------------------------------------------------------
NUMBER OF PAGES (WITH COVER):  9
--------------------------------------------------------------------------------
MESSAGE:
--------------------------------------------------------------------------------

                                                                        EpicEdge

January 26, 2000

Richard Karam
Sun Microsystems
16000 N. Dallas Parkway, Suite 700
Dallas, TX 75248

Dear Mr. Karam:

EpicEdge/Design Automation Systems Inc. is requesting an executed copy of the IVAR contract. Please fax this executed copy to the attention of Robert Nelson at 713-784-2486.

Thank you for your immediate attention to this matter.

Sincerely,

/s/ Gary Young
-------------------------------------
    Gary Young
    EVP Enterprises Solutions
    EpicEdge

                                                   Agreement No.: IVAR JV-002TTP


                     SUN MICROSYSTEMS COMPUTER CORPORATION
             U.S. INDIRECT VALUE ADDED RESELLER ("IVAR") AGREEMENT

This AGREEMENT is effective on July 10, 1992 ("Effective Date") by and between Sun Microsystems Computer Corporation ("Sun"), a Delaware corporation, having a place of business at 2550 Garcia Avenue, Mountain View, California 94043 and Design Automation Systems Inc. ("Reseller") having a place of business at 6100 Corporate Dr., Suite 380, Houston, TX 77036

1. SCOPE
   This Agreement governs Reseller's authorization to purchase certain Sun products ("Products") from a designated Sun Authorized master reseller ("Master Reseller") and to resell those Products in the United States to end users other than the Federal Government ("End Users"). Products (identified by "Product Tiers"), approved buying and selling locations, and the identity of the designated Master Reseller are set out in Exhibit A. Sun may discontinue any Product upon sixty (60) days' notice.

2. APPOINTMENT
   Sun appoints Reseller as a non-exclusive Indirect Value Added Reseller ("IVAR"). IVAR is authorized to purchase Products from its designated Master Reseller. Products must be (i) sold, leased or rented (collectively referred to as "sold") as part of a total solution consisting of Products and the added value set forth in Exhibit B, (ii) sold directly to End Users on a face-to-face basis, and (iii) installed at an End User site in the United States ("Authorized Sale"). The sale of Products to resellers and to the federal government is prohibited unless consented to in writing by Sun. IVAR's primary business must at all times be the sale and support of computer systems.

3. RESELLER DEVELOPEMNT FUNDS
   IVAR shall receive directly from Sun, Reseller Development Funds ("RDF") equal to two and thirty-six hundredths percent (2.36%) of the value of its purchases of Products computed at Sun's list price, excluding Products purchased from SunExpress and Products not purchased for resale. Sun may modify this Section upon ninety (90) days' Notice.

4. BUSINESS PLAN
   IVAR agrees to market and support Products in compliance with a Business Plan developed by IVAR and approved by Sun (attached as Exhibit C). Either party may initiate a review of IVAR's selection of and/or compliance with objectives, strtegies, and tactics under the Business Plan upon thirty (30) days' notice, provided that Sun shall initiate no more than one review per calendar quarter. IVAR's failure to comply with its tactics under the Business Plan shall constitute a material breach of this Agreement.

5. IVAR REFERENCE GUIDE
   Sun's IVAR policies are detailed in its VAR Reference Guide ("Guide"). IVAR represents that it has read the Guide and will comply with all applicable rules and procedures. Sun may modify the Guide from time to time upon sixty
   (60) days' Notice.

6. RESELLER COMMISSION PROGRAM
   IVAR may participate in Sun's Reseller Commission Program as detailed in the Guide.

7. EXHIBITS
   The attached Exhibits may be modified only upon the mutual consent of the parties, except that Sun may modify Exhibit D (Object Code License) at any time. The current version of each Exhibit is hereby incorporated by reference.

8. IVAR's OBLIGATIONS
   A. Sale and Support. IVAR shall use its best efforts to promote the sale of Products, and shall purchase and maintain the demonstration configuraton identified in the Guide for each authorized Product Tier at each authorized selling location. IVAR shall provide End User, as detailed in the Guide and the Business Plan, (i) complete pre- and post-installation support including complete installation, training, and continuous technical service and (ii) hardware and software maintenance support. IVAR must submit and Sun must approve a detailed, location specific support plan prior to installing Products at any End User site located more than 200 miles from an authorized selling location. The sale and direct support of Products must be performed at all times by full-time employees who are Sun trained and Sun certified, including at least one full time Sun dedicated sales representative and one full time, Sun dedicated systems engineer per authorized selling location. Training and certification may be secured directly from Sun or from any Sun Authorized training provider. Sun's support options are set out in the Guide.

   B. Spare Parts. The use of spare parts purchased under the authority granted by this Agreement is strictly limited to (i) resale to an IVAR's End User for internal use, or (ii) the service of Products sold and installed by IVAR under this Agreement, except that IVAR may use such parts to service all of an End User's systems if IVAR has sold and installed at least twenty-five percent (25%) of the systems for which service is being provided.

   C. IVAR Documentation, Business Records, and Reports. IVAR shall furnish to its End Users, at the time of delivery of Products, a sales receipt stating the date of sale, and, if applicable, the serial number of Products sold. IVAR shall, during the term of this Agreement and for five
       (5) years thereafter, keep and maintain complete and accurate business records with respect to its purchase and sale of all Products, including, all documents relating to or exchanged between IVAR and its End Users, Master Reseller and Sun, Sun may review these records upon request.

       IVAR shall provide monthly Productivity Status Reports ("PSRs")to Sun as detailed in the Guide. Upon the initial failure to timely submit a complete PSR, Sun will put IVAR on notice that it is in breach of its obligation. If IVAR fails to remedy this initial breach or subsequently fails to timely submit a PSR, Sun may cancel RDF accruals and suspend participation in other programs. Any subsequent failure to remedy or timely submit a PSR may result in immediate termination of this Agreement.

   D. Indemnity and Insurance. IVAR agrees to indemnify and hold Sun harmless from and against all claims from IVAR's End Users or third parties arising out of any acts and/or omissions of IVAR or its employees or representatives. IVAR shall carry liability insurance to protect Sun from all such claims, pay the premiums therefor, and deliver to Sun, upon request, proof of such insurance (which shall require thirty (30) days' written notice to Sun in event of modification or termination).

   E. Fair Representation. IVAR shall display, demonstrate, and represent Products fairly and shall make no representations concerning Sun or its Products which are false, misleading, or inconsistent with those representations set forth in promotional materials, literature and manuals published and supplied by Sun. IVAR shall comply with all applicable laws and regulations in performing under this Agreement.

                                                  Agreement No. IVAR
                                                                     -----------


13. LIMITATION OF LIABILITY
    Except for express obligations to indemnify under this Agreement, and/or breach of Section 9 (High Risk Activity), 11 (Software), or 15 (Confidentiality):

    A. Each party's liability to the other for claims related to this Agreement, whether for breach or in tort, shall be limited to $10,000, and

    B. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE IN CONNECTION WITH OR RELATED TO THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), HOWSOEVER ARISING, WHETHER FOR BREACH OF THIS AGREEMENT, INCLUDING BREACH OF WARRANTY, OR IN TORT, EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

14. DISCLAIMER OF WARRANTY
    EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED
    REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY EXCLUDED.

15. CONFIDENTIALITY
    If Sun desires that information provided to IVAR under this Agreement be held in confidence, Sun agrees to Identify such information as "Confidential" or "Proprietary" ("Confidential Information"). All Software is Confidential Information. IVAR will not disclose Confidential Information and will use it only for purposes specifically related to this Agreement. This Agreement shall not affect any confidential disclosure agreement between the parties.

16. NO EXPORTATION
    IVAR agrees that it shall resell Products only to End Users in the continental United States, Alaska, and Hawaii, unless IVAR has been accepted into Sun's Passport Program and has executed a Passport Addendum to this Agreement. Products, including technical data, are subject to the U.S. Export Administration Act and its associated regulations and may be subject to export or import regulations in other countries. IVAR agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export or re-export Products.

17. GENERAL
    A. Dispute Resolutions. Any action related to this Agreement will be governed by California law, excluding choice of law rules, and will be brought exclusively in the United States District Court for Northern California or the California Superior Court for the County of Santa Clara. The parties hereby submit to the personal jurisdiction and venue of such courts.

    B. Relationship. The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, or master/servant relationship. Neither party shall be authorized to bind the other, or act in a manner which expresses or implies a relationship other than that of independent contractor.

    C. Assignment. IVAR may not assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of Sun.

    D. Waiver or Delay. Any waiver of any provision of this Agreement, or a delay by either party in the enforcement of any right hereunder, shall neither be construed as a continuing waiver, nor create an expectation of non-enforcement, of that or any other provision or right.

    E. Force Majeure. A party is not liable for non-performance of this Agreement, to the extent to which the non-performance is caused by events or conditions beyond that party's control, and the party gives prompt Notice and makes all reasonable efforts to perform.

    F. Notice. All Notice (upper-case "N") under this Agreement must be in writing and delivered either in person or by a means evidenced by a delivery receipt, to the address specified, below. Notice will be effective upon receipt.

        If to Sun:      Sun Microsystems Computer Corporation
                        2550 Garcia Avenue, M/S MILO6-20
                        Mountain View, CA 94043
                        Attn: Manager, Sales Contracts

        If to IVAR      Design Automation Systems, Inc
                        6100 Corporate Dr., Suite 380
                        Houston, TX 77036


    G. Execution. This Agreement shall become effective only after it has been signed by an authorized officer of IVAR and an authorized officer of Sun.

    H. Entire Agreement. This Agreement, including all attachments incorporated by reference, is the parties' entire agreement relating to Products and:
        (1) supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter; and (ii) prevails over any conflicting or additional terms or any quote, order, acknowledgement, or similar communication between the parties during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by a duly authorized representative of each party.

Sun and IVAR acknowledge that each has read and understood this Agreement and consents to be bound by its terms.


SUN MICROSYSTEMS
COMPUTER CORPORATION:

By  /s/ Linda Gladden
  --------------------------------------

Name    LINDA GLADDEN
    ------------------------------------

Title  Director USFO Contract Management
     -----------------------------------

Date  7/10/92
    ------------------------------------


IVAR: Design Automotive Systems, Inc.
      ----------------------------------

By    /s/  Carl H. Hose

  --------------------------------------

Name       Carl H. Hose
    ------------------------------------

Title      President
     -----------------------------------

Date        7-1-92
    ------------------------------------

                                   EXHIBIT A
                        DESIGN AUTOMATION SYSTEMS, INC.
              PRODUCT TIERS/AUTHORIZED LOCATIONS/MASTER RESELLER


                                 PRODUCT TIERS
                                  PT1 Desktop
                           PT2 Desk Side and Servers


                             AUTHORIZED LOCATIONS
                        6100 Corporate Drive, Suite 380
                               Houston, TX 77036


                                MASTER RESELLER
                                Access Graphics











FOR SUN USE ONLY:

AGREEMENT NUMBER  IV-0027TP                 CONTRACT MANAGEMENT CEZ  6/30/92
                 ------------                                   ------------

EFFECTIVE DATE   JUL 14 1992                CONTRACT MANAGEMENT CEZ  7/9/92
                 ------------                                   ------------

                                   EXHIBIT B
                        DESIGN AUTOMATION SYSTEMS, INC.
                                  ADDED VALUE


                             THIRD PARTY SOFTWARE
                                 CAPABILITIES

  - APPLICATIONS EXPERTISE, CONSULTING (FULL RANGE OF REQUIREMENTS ANALYSIS, DESIGN AND IMPLEMENTATION), INSTALLATION, TRAINING, AND POST-SALES SUPPORT.

                                 REQUIREMENTS
  - RESELLER MUST HAVE THE RIGHT TO DISTRIBUTE AND SUBLICENSE THE SOFTWARE APPLICATION.
  -   THE SOFTWARE APPLICATION MUST BE APPROVED BY SUN AS "ADDED VALUE
      SOFTWARE".
  - THE SOFTWARE APPLICATION MUST BE UNIQUE TO THE TECHNICAL OR COMMERCIAL MARKETPLACE.
  - RESELLER MUST PROVIDE, DIRECTLY OR INDIRECTLY, ALL SOFTWARE MAINTENANCE, UPDATES, CORRECTIONS, TRAINING, INSTALLATION, AND CUSTOM CONFIGURATIONS.
  - THE RESELLER MUST BE THOROUGHLY TRAINED BY THE DEVELOPER IN ALL ASPECTS OF THE SOFTWARE (SUBJECT TO VERIFICATION BY SUN).
  -   THE SALE OF EACH SUN SYSTEM MUST INCLUDE THE RIGHT TO USE THE SOFTWARE.

Name of Software Vendor:                    Name of Application:
Autodesk                                    AutoCAD















FOR SUN USE ONLY:

AGREEMENT NUMBER   RV67                      CONTRACT MANAGEMENT CEZ 6/30/92
                 -------------                                  -------------
EFFECTIVE DATE   JUL 14 1992                 CONTRACT MANAGEMENT CEZ 1/9/92
                 -------------                                  -------------

                                   EXHIBIT C
                        DESIGN AUTOMATION SYSTEMS, INC.
                                 BUSINESS PLAN

                            BUSINESS PLAN ATTACHED












FOR SUN USE ONLY:

AGREEMENT NUMBER   RV67                      CONTRACT MANAGEMENT CEZ 6/30/92
                 -------------                                  -------------
EFFECTIVE DATE   JUL 14 1992                 CONTRACT MANAGEMENT CEZ 1/9/92
                 -------------                                  -------------

                                ADDENDUM TO THE
                     SUN MICROSYSTEMS COMPUTER CORPORATION
            U.S. INDIRECT VALUE ADDED RESELLER ("IVAR") AGREEMENT

This Addendum, effective on January 1, 1994, is entered into by and between Sun Microsystems Computer Corporation ("SMCC") and Design Automation Systems, Inc., who are parties to a U.S. Indirect Value Added Reseller ("IVAR") Agreement No. iv-002750TP (the "Main Agreement").

The provisions of the Main Agreement are hereby modified as follows:

A.  SECTION 1; SCOPE.

    Delete the parenthetical "(identified by 'Product Tiers')" in second sentence.

B.  SECTION 2; APPOINTMENT.

    Delete the text of Section 2 and substitute in its place the following:

        "Sun appoints Reseller as a non-exclusive Indirect Value Added Reseller ("IVAR"), IVAR is authorized to purchase Product from its designated Master Reseller. Product must be:

        "(i)    sold, leased or rented (collectively referred to as 'sold') in conjunction with the services and/or products set out on Exhibit B (collectively referred to as 'Value Added Services');

        "(ii)   sold directly to End Users on a face-to-face basis; and

        "(iii) installed at an End User site in the United States ('Authorized Sale').

        "The sale of Products to resellers is prohibited. The sale of [partially illegible] Products to the Federal Government is prohibited unless IVAR executes a Government System Integrator (GSI) Addendum. IVAR's primary business must at all times be the sale and support of computer systems and related Added Value Services.

        "IVAR has executed the "Representation and Warranty" attached as Exhibit E, thereby representing and warranting that it currently operates under (or will establish no later than July 1, 1994), and will maintain for the remainder of the term of this Agreement, a business model so that at least fifty percent (50%) of IVAR's aggregate revenue for any six month period is generated by the sales of Value Added Services. IVAR agrees, upon reasonable notice and at its own expense, to provide to SMCC in confidence, financial reports and documentation sufficient to establish that it is in conformity with this Representation and Warranty. SMCC reserves the right, upon reasonable notice and at SMCC's expense, to audit IVAR's conformity."

C.  SECTION 3; RESELLER DEVELOPMENT FUNDS.

    Insert before the period at the end of the first sentence (after the word 'resale'), the following:

        "and Products that IVAR's Master Reseller did not purchase from SMCC"

D.  SECTION 4; BUSINESS PLAN.

    Delete the text from the beginning of the second sentence to the end of the Section and substitute in its place the following:

        "Either party may initiate a review of IVAR's compliance with its Business Plan upon thirty (30) days' notice, provided that SMCC shall initiate no more than one review per calendar quarter. IVAR's failure to comply with its Business Plan will constitute a material breach of this Agreement."

E.  SECTION 8, IVAR'S OBLIGATIONS.

    Insert new Subsection C as follows (and redesignate the remaining Subsections accordingly):

        "C. UPGRADES. The list price of upgrades is based upon the return to SMCC of specified parts from the system(s) being upgraded, as set out in the U.S. Price List. IVAR is responsible for assuring that the specified parts are received by SMCC within thirty (30) days after shipment of the upgrade to IVAR. If the specified parts are not timely received, Master Reseller will invoice and IVAR agrees to pay Master Reseller (net 20 days) for the non-returned parts, the difference between the list price of the purchased upgrade(s) and the list price of the upgraded system(s) if purchased new."

F.  SECTION 12; TERM AND TERMINATION

    Insert before the period at the end of Subsection B(2) the following:

        "or (iv) IVAR fails to maintain the business model as set out in
        Section 2."

G.  EXHIBIT A; PRODUCT TIERS/AUTHORIZED LOCATIONS/MASTER RESELLER.

    Delete all references to "Product Tiers" and related text, and substitute in its place the following:

        "Products IVAR may purchase for resale only Products for which it has, at the time of purchase, established the required level of training and certification. SMCC reserves the right to discontinue any Product upon sixty days' notice."

H.  EXHIBIT B; ADDED VALUE

    Delete the text of Exhibit B in its entirety and substitute in its place the following:

        "Value 'Added Services' means:

        "1. Services such as installation, training, consulting, integration, system management, and software maintenance.

        "2. Products such as proprietary/customized software and proprietary/customized hardware peripherals/add-one; but NOT widely available general purpose products that are undifferentiated by channel, such as word processing and spread sheet applications, and generic hardware peripherals, such as printers."

Except as modified herein, the provisions of the Main Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized representative.

SUN MICROSYSTEMS COMPUTER CORPORATION:

By: /s/ Linda Gladden
    --------------------------------------------

Name   LINDA GLADDEN
    --------------------------------------------

Title  Director USFO Contract Management
     -------------------------------------------

Date   11/8/93
    --------------------------------------------


IVAR


By: /s/ Carl B. Rose
    --------------------------------------------

Name   Carl B. Rose
    --------------------------------------------

Title  President
     -------------------------------------------

Date   11-1-93
    --------------------------------------------

                                   EXHIBIT E
                          REPRESENTATION AND WARRANTY


By executing this document, IVAR hereby represents and warrants (mark and initial the appropriate box):



[ ]
    ------      (a)   IVAR currently operates under, and will maintain for the
                      remainder of the term of this Agreement, a business model so that at least fifty percent (50%) of IVAR's aggregate revenue for any six month period is generated by the sale of Value Added Services (as that term is defined in Exhibit E of the Agreement); or

[X]  CBR
    ------      (b)   IVAR will establish by July 1, 1994, and will maintain for the remainder of the term of this Agreement, a business model so that at least fifty (50%) of IVARs aggregate revenue for any six month period is generated by the sale of Value Added Services (as that term is defined in Exhibit B of the Agreement).

IVAR acknowledges that it has read and understood this Representation and Warranty, and caused it to be executed by a duly authorized officer of IVAR.

IVAR NAME: Design Automation Systems, Inc.
          -------------------------------------

IVAR AGREEMENT NO.    IV-0027TP
                  -----------------------------



By:  /s/ Carl B. Rose
   --------------------------------------------

Name:    Carl B. Rose
     ------------------------------------------

Title:   President
      -----------------------------------------

Date:    11-1-93
     ------------------------------------------

                       IXC COMMUNICATIONS SERVICES, INC.

                                   BROADWING

                                                [BROADWING LOGO APPEARS HERE]

FACSIMILE



                     PLEASE DELIVER UPON RECEIPT - THANKS

DATE    1/24/2000

TO:  Vic Ellisor

FAX NUMBER:  713-784-2486

ATTN: VIC

FROM: CRYSTAL SCHWABE

NOTE:







          PLEASE CONTACT (512)742-5156 IF ALL PAGES ARE NOT RECEIVED.

                                3 OF PAGES: 13
                          (INCLUDING THIS COVER PAGE)

                                   BROADWING
           1122 CAPITAL OF TEXAS HIGHWAY SOUTH, AUSTIN, TEXAS 78746
                               FAX (512)328-7902

                              ALLIANCE AGREEMENT

                                    BETWEEN

                       IXC COMMUNICATIONS SERVICES, INC.

                                      AND

                                EPICEDGE, INC.



                               October 22, 1999

                               TABLE OF CONTENTS


ALLIANCE AGREEMENT TERMS AND CONDITIONS............................   3
   EXHIBIT A - CONTACTS ...........................................  11
   EXHIBIT B - ALLIANCE PROJECT PROCESS ...........................  12











CONFIDENTIAL & PROPRIETARY                                        Page 2
IXC Communications Services, Inc. - EpicEdge, Inc.

                              ALLIANCE AGREEMENT

    Design Automation Systems, Inc. ("EPICEDGE") organized under the laws of the State of Texas and having a place of business at 3200 Wilcrest Dr., Suite 370, Houston, TX 77042 and IXC Communications Services, Inc. ("IXC"), a Corporation organized under the laws of the State of Delaware and having a principal place of business at 1122 Capital of Texas Highway South, Austin, TX 78746-6426, agree to enter into this agreement (the "Alliance Agreement") as of the date of last execution below (the "Effective Date").

1.    RELATIONSHIP OBJECTIVES
This Alliance Agreement creates a framework of cooperation under which the parties can explore potential collaborative opportunities for achieving their respective objectives. The objectives for each party under this Alliance Agreement are:

      1.1   IXC's Objectives

            (a) Maximize the investment in IXC's nationwide, fiber optic network infrastructure by providing emerging technology solutions, data and Internet products and services in the middle and upper market sector.

            (b) Gain market and industry recognition in the data and Internet services arena in the middle market arena by providing technically sound and profitable products and services.

            (c) Become a major telecommunication's solution for Application Service Providers.

      1.2   EpicEdge's Objectives

            (a) Assist in the overall growth of IXC's value added service offerings in the following areas:

               (i) Application Services for small, and middle market sized organizations, and

               (ii) Systems integration services and hardware systems for small and middle market organizations.

            (b) Become the nation's leading online Application Service Provider (ASP) for focused technical solutions:

               (i) Enterprise portal solutions integrating back office and mission critical information, and

               (ii) Extraprise portal solutions serving business to business application needs.

            (c) Lead the eBusiness portal market in providing lower total dollar costs by implementing affordable IP based delivery solutions.

2.    EXECUTIVE SPONSOR AND MANAGEMENT TEAM
EPICEDGE and IXC each appoint the individuals identified in Exhibit A to this Alliance Agreement as executive




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

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              sponsors responsible for monitoring the relationship, conducting periodic briefings for each other and their teams, and providing a defined means of communication with other senior executives. EPICEDGE and IXC also appoint the individual(s) identified in Exhibit A to this Alliance Agreement as Corporate Champions responsible for the day-to-day coordination of efforts.

3.     SCOPE OF ALLIANCE
The parties anticipate at the time of the execution of this Alliance Agreement that the scope of the Alliance will include some or all of the following joint activities and commitments. All projects will be mutually defined according to the then current policies and practices of IXC's and EPICEDGE's Marketing organizations and will be the subject of alliance discussions and ultimately of specific agreements ("Specific Agreements") according to the process set forth in Section 4 of this Alliance Agreement. Neither Party is bound hereby to provide any service, product nor materials to the other except as may be provided in a Specific Agreement.

       3.1 Service Development. IXC is currently undergoing rapid product definition and product development in relation to Internet, VPN, VoIP, FoIP, and integrated services (voice, video, data, server hosting, collocation, messaging, and E-Commerce). Given this rapid product definition and product development phase, IXC is interested in having EPICEDGE work with IXC's product management team in the following areas: product definition, product development, product roll-out, end-to-end service development, and joint marketing efforts.

              Possible joint services include:

              (a) Distributed Web hosting: EPICEDGE and IXC will explore and develop a model for distributed deployment to serve with high volume markets where Internet network congestion would hinder the effectiveness or timeliness of the data content.

              (b) Database Administration: EPICEDGE and IXC will develop a model enterprise database service to support shared and dedicated ebusiness solutions for 3rd parties.

              (c) IXC-EPICEDGE Seminar Program: EPICEDGE and IXC may jointly develop and conduct technical marketing presentations that shall encompass EPICEDGE'S and IXC's sales and marketing objectives in an effort to brand EPICEDGE & IXC's value-added services. These technical seminars will be targeted on the jointly defined and developed products and services that EPICEDGE and IXC is rolling out as its value-added services.

       3.2 Joint Marketing and Promotional Campaigns. The parties agree to work together in identifying and pursuing promotional activities designed to enhance the Alliance Agreement. These efforts may include the promotion of the relationship by each party within their respective organizations, website promotion, trade show collaboration, newsletter highlights, participation in public relations activities, use of each other's trademarks or ingredient marks (collectively "Marks") on specific targeted creative advertising executions, press releases, and other promotions that benefit both parties.

       3.3    The initial projects agreed to by the parties are as follows:

              (a) Joint Promotion and Press Releases: The Parties agree to developed a public relations plan to support IXC's service and marketing launch. Communication content will be develop jointly by the Parties, and will include, but not limited to, executive presentations by the Parties, analyst briefings, press releases, positioning, branding and messaging. Specifically, EPICEDGE and IXC will develop joint press releases and







CONFIDENTIAL & PROPRIETARY                                            Page 4
IXC Communications Services, Inc.-EpicEdge, Inc.

                                                                        10/29/99

                 communications that communicate the following messages to the public, subject to any legal or regulatory requirements:
                 - Announcement of IXC - EPICEDGE Alliance;

                 - Announcement of EPICEDGE's use of IXC's data center and
                   network;

                 - Announcement of IXC - EPICEDGE joint service development.

           (b) Tradeshow Program: As part of the IXC - EPICEDGE Marketing Program, the parties agree to jointly develop a program to utilize trade shows and seminars as a vehicle for promoting IXC's products and services. EPICEDGE will work with IXC to implement IXC - EPICEDGE's Alliance Tradeshow Program targeted at the Small-Medium Business market based on the anticipated roll-out of IXC's data and Internet products and services. The content and location will be mutually agreed upon by EPICEDGE and IXC project leads.

           (c) Sales Training: EPICEDGE and IXC will produce materials and training content, and deliver it to their respective sales forces.

     3.4   Branding.   The parties agree to individually brand their
           respectively develop products under this alliance.

     3.5   Training and Education.   The parties agree to work together in
           identifying training and educational requirements to support the alliance and to develop a Training and Education plan.

4.   ALLIANCE PROJECT PROCESS

     4.1 Written Agreements. The terms of projects undertaken by the parties under Section 3.1 (Service Development) will be set forth in Specific Agreements to this Alliance Agreement. Each Specific agreement will contain the applicable information set forth in the template attached as Exhibit B.

5. COST SHARING, REIMBURSEMENT OR COSTS OR PAYMENTS BETWEEN ALLIANCE MEMBERS PENDING SPECIFIC AGREEMENTS
All costs incurred by either party in connection with the Alliance Agreement shall be the sole responsibility of the party incurring the costs.

6.   CONFIDENTIAL INFORMATION AND PUBLICITY

     6.1 Non-disclosure and Use Restriction. Except as set forth below in paragraph 6.2, the parties agree to maintain the confidentiality of, and refrain from using, other than for the express purpose of this Alliance Agreement or any of the Specific Agreement's confidential or proprietary information relating to the other party's business, including without limitation, the contents of this Alliance Agreement, technical processes and formulas, source code, names, addresses and information about users and advertisers, product designs, sales, costs and other unpublished financial information, product plans, and marketing data, provided that to the extent that such information is publicly known, already known by, or already in possession of the non-disclosing party; is independently developed by the non-disclosing party; is thereafter rightly obtained by the non-disclosing party from a source other than the disclosing party; or is required to be disclosed by law, regulation, or court order and then only after prompt prior notification to the other party of such required disclosure, then there shall be no restriction on the use or




CONFIDENTIAL & PROPRIETARY                                          Page 5
IXC Communication Services, Inc. - EpicEdge, Inc.

                                                                        10/29/99

                disclosure of such information. The obligations of this paragraph shall be in effect during the term of this Alliance Agreement and for two(2) years following expiration or termination hereof.

        6.2 Publicity. Any marketing, advertising, promotional materials, press releases or other public announcements regarding this Alliance Agreement, or any of the Specific Agreements, shall not be made without prior written consent of both parties, except as required by law, in which case the other party shall be consulted, to the extent reasonably practicable, as to the content and timing of such release, announcement or statement.

7.      RIGHTS IN INVENTIONS
Subject to the terms of any contract executed between IXC and EPICEDGE pursuant to Section 4, any inventions, discoveries or new technology ("Developments") developed independently by one of the parties pursuant to this Agreement shall remain the property of the originating party. Any joint Developments shall be owned as agreed by IXC and EPICEDGE, and no joint Development shall commence until authorized officials of the Paries have executed such agreement.

8.      TERM AND TERMINATION

        8.1 The Alliance Agreement commences on the Effective Date and will continue in effect for three (3) years ("Term").

        8.2     (a)  Either party may terminate this Alliance Agreement for any reason or no reason and at any time by providing thirty
                     (30) days written notice to the other party.

                (b) Either party may terminate this Alliance Agreement upon written notice to the other party in the event of a material breach, which remains uncured thirty (30) days after previous written notice, by the nondefaulting party.

        8.3 In the event of termination of this Alliance Agreement, all existing Alliance projects as described in Section 4 shall survive and continue under the terms specified in each specific agreement until expiration. Neither party shall have any obligation to undertake new activities or projects, and all obligations and rights of the parties shall terminate, with the exception of Sections 6.1 (Confidential Information), but only to the extent that section provides for survival of termination
                6.2 (Publicity), 7 (Rights in Inventions), 10.4 (Consequential Damages Waiver) and 10.7 (Dispute Resolution) of this Alliance Agreement, which provisions shall survive expiration or termination. Upon termination, the parties agree to promptly return to each other all proprietary and confidential information of the other party.

9.      PURCHASE OF EPICEDGE OR IXC PRODUCTS AND SERVICES

        9.1 In the event IXC contemplates purchase of Products or Services, and EPICEDGE offers such products or services, then IXC shall consider in good faith but without obligation such proposals or service offerings, as EPICEDGE shall submit to IXC for consideration. IXC agrees, without obligation of any kind, to consider EPICEDGE, and refer to EPICEDGE as a Training Technology Program Partner.

        9.2 In the event EPICEDGE contemplates purchase of Products or Services, and IXC offers such product or services, then EPICEDGE shall consider in good faith but without obligation such proposals or service offerings, as IXC shall submit to EPICEDGE for consideration. EPICEDGE agrees, without obligation of any kind, to consider IXC, and refer to IXC as an Integrated



CONFIDENTIAL & PROPRIETARY                                             Page 6
IXC Communications Services, Inc. - EpicEdge, Inc.

                                                                        10/29/99

             Services and Telecommunications Service Partner.

10.    GENERAL PROVISIONS

       10.1 Amendment. No change, AMENDMENT or modification or any provision of this Alliance Agreement shall be valid unless set forth in a written instrument signed by both parties.

       10.2 Entire Agreement. This Alliance Agreement sets forth the entire agreement and supersedes any and all prior or contemporaneous agreements and representations, written or oral, of the parties with respect to the transactions set forth herein. The parties acknowledge that as of the date hereof, no binding commitments exist between the parties with respect to the subject matter of this Alliance Agreement except as may be provided herein.

       10.3 Assignment. Neither this Alliance Agreement, nor any rights hereunder in whole or in part, shall be assignable or otherwise transferable by either party without the express written consent of the other.

       10.4 Consequential Damages Waiver. EXCEPT FOR A MATERIAL BREACH OF A PARTY'S CONFIDENTIALITY OBLIGATION OR A VIOLATION OF A PARTY'S INTELLECTUAL PROPERTY RIGHTS, NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR ANY KIND, INCLUDING BUT NOT LIMITED TO ANY LOSS OF USE, LOSS OF BUSINESS OR LOSS OF PROFIT. ALL LIABILITY UNDER THIS ALLIANCE AGREEMENT IS CUMULATIVE AND NOT PER INCIDENT. THIS LIMITATION WILL APPLY NOTWITHSTANDING ANY FAILURE OR ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

       10.5 Construction. In the event that any provision of this Alliance Agreement conflicts with the law under which this Alliance Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the parties to this Alliance Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Alliance Agreement shall remain in full force and effect.

       10.6 Dispute Resolution. Each party agrees that any dispute between the parties relating to this Alliance Agreement will first be submitted in writing to a panel of two senior executives of EPICEDGE and IXC, who shall promptly meet and confer in an effort to resolve any dispute through good faith consultation and negotiation. Each party's executives shall be identified by notice to the other party, and may be changed at any time thereafter also by notice to the other. In the event the executives are unable to resolve any dispute within thirty (30) days after submission to them, either party shall be fee to seek any available remedies it may have at law or at equity.

       10.7 Independent Contractors. The parties to this Alliance Agreement are independent contractors. Neither party is an agent, representative, or Partner of the other party. Neither party shall have any right, power, or authority to enter into any agreement for, or on behalf of, or incur any obligation or liability of, or to otherwise bind the other party. This Alliance Agreement shall not be interpreted or construed to create an association, agency, joint venture, or Partnership between the parties or to impose any liability attributable to such a relation ship upon either party.

       10.8 No Waiver. The failure of either party to insist upon or enforce strict performance by the other


CONFIDENTIAL & PROPRIETARY                                               Page 7
IXC Communications Services, Inc. - EpicEdge, Inc.

                                                                        10-29-99


          party of any provision of this Alliance Agreement, or to exercise any right under this Alliance Agreement, shall not be construed as a waiver or relinquishment of such party's right to enforce any such provision or right in any other instance.

    10.9 Notice. Any notice, approval, request, authorization, direction, or other communication under this Alliance Agreement shall be given in writing, directed to the addresses of the parties below, and shall be deemed to have been delivered and given for all purposes: (i) on the delivery date if delivered by electronic mail; (ii) on the delivery date if delivered personally to the party to whom the same is directed; (iii) one (1) business day after deposit with a commercial overnight carrier with written verification of receipt; or (iv) five
          (5) business days after the mailing date whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available to the Contact at the address of the party to whom the same is directed.

    10.10 Force Majeure. Neither party shall be deemed in violation of this Alliance Agreement if it is prevented from performing any of the obligations under this Alliance Agreement by reason of severe weather and storms, earthquakes or other natural occurrences; strikes or other labor unrest; power failures; nuclear or other civil or military emergencies; acts of legislative, judical, executive or administrative authorities; or any other circumstances which are not within its reasonable control.

    10.11 Governing Law. This Agreement and any action related thereto shall be governed, controlled, interpreted and defined by and under the laws of the State of Texas and the United States, without regard to the conflicts of laws provisions thereof. The Parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

IN WITNESS WHEREOF, the parties hereto have executed this Alliance Agreement as of the date first above written.

Design Automation Systems, Inc.            IXC COMMUNICATIONS SERVICES, INC.
3200 Wilcrest Dr., Suite 370               1122 Capital of Texas Hwy. South
Houston, TX 77042                          Austin, Texas 78745

By:/s/ Jeff Sexton                         By:/s/ Doug Kellermann
   ----------------------------               ---------------------------------

Name:  Jeff Sexton                         Name:  Doug Kellermann

Title: COO                                 Title: Vice President,
                                                  Marketing Alliances

Date: 10-29-99                             Date:  10-1-99
     --------------------------                 -------------------------------


                                           Approved as to Form and Legality
                                                         ALJ

CONFIDENTIAL & PROPRIETARY
IXC Communications Services, Inc. - EpicEdge, Inc.

                                                                        10-29-99

                                                                       EXHIBIT A

                         ALLIANCE AGREEMENTS CONTACTS
                             AS OF EFFECTIVE DATE*

Relationship Element               EPICEDGE Systems            IXC Contact
                                      Contact

Executive Sponsorship              Jeff Sexton                 Doug Kellermann
Relationship Management            Rick Fisher                 Vic Ellisor
Joint IXC-EPICEDG Projects
Training and Education             Suzanne MacLaughlin         Armando Flores
Technical Support                  Robert Ward                 Glen Bojsza
Investor Relations                 Sam Dipaola                 Greta Weichman
Joint Marketing Campaigns
Joint Promotion/Press Releases     Clayton Tolley              Melissa Jackson/
                                                               Vic Ellisor

IXC-EPICEDGE Seminar Program       Rick Fisher                 Ray Bermond

Tradeshows/Events                  Rick Fisher/                Mary Stricker
                                   Suzanne MacLaughlin
Sales                              Rick Fisher                 David Searcy

*The contacts designated above are subject to change. Both parties will promptly notify the other party of any changes and relevant contact information.




CONFIDENTIAL & PROPRIETARY
IXC Communications Services, Inc. - EpicEdge, Inc.

                                                                        10-29-99

                                   EXHIBIT B
                    IXC - EPICEDGE ALLIANCE PROJECT PROCESS

1. Types of Specific Agreements. The parties may enter into Specific Agreements which include but are not limited product development, marketing, services, administration and cooperative studies.

2. Contents of Each Specific Agreements. Each Specific Agreement must contain (or incorporate as attachments or by reference):

     - A reference to the Alliance Agreement;

     - Designation of the names, business addresses, and telephone numbers of the PROGRAM MANAGER of the Specific Agreements;

     - Amount, schedule and method of compensation, if any;

     - Identification of any development baseline, DELIVERABLES, and/or services to be provided to either party pursuant to the Specific Agreements and related license terms; and

     - Timetable for performance and completion, including milestones, schedules and delivery dates, where appropriate.

     - In addition, when applicable or appropriate, a Specific Agreement may contain (or incorporate as attachments or by reference) the following or any other terms the parties may agree upon:

     - Provision for written and oral progress reports by the PROGRAM MANAGER;

     - Acceptance standards for deliverables and or reports, including (1) documentation, specifications and standards, (2) quality standards, (3) performance specifications and (4) usability and architecture requirements;

     - A list of any equipment, components, and software to be supplied for use in connection with the Specific Agreements;

     - Any limitation on the locations of performance or storage of IXC or EPICEDGE confidential information;

     - Specifications of the DEVELOPMENT ENVIRONMENT with which any CODE was prepared;

     - A description of the facilities, equipment, MATERIALS or resources to be provided by IXC and/or EPICEDGE;

     - Any agreed to restriction on subcontracting;

     - Resource requirements, including training and assignment of key personnel; and

     - The term of the Specific Agreements, and any other termination provisions.

     - A list of trademarks, patents, copyrights, trade secrets, and other intellectual properties (if any) licensed by one party to the other under the Specific Agreements, and applicable guidelines and restrictions on any licenses granted.

     - A Statement of the ownership of any intellectual property provided by a party or created, separately or jointly by the parties, under each Specific Agreement.

     - The signatures of the parties.

3. Definitions. Unless the context clearly requires otherwise, the capitalized terms used herein shall have the same meaning as ascribed to the terms below.


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

                                                                        10/29/99

     a. DELIVERABLES - shall mean any MATERIALS or other items which result from performance under a Specific Agreement and which are required to be delivered by virtue of their description or specification in a Specific Agreement.

     b. DERIVATIVE WORK - shall mean a work which is based upon one or more preexisting works, such as a revision, enhancement, modification, translation, abridgment, condensation, expansion, or any other form in which such a preexisting work may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute copyright infringement under United States law.

     c. DEVELOPMENT ENVIRONMENT - shall mean the devices, programming, documentation, media and other development tools, including compilers, workbenches, tools, and higher-level or proprietary languages, used or required by a party for the development, maintenance and implementation of any DELIVERABLE.

     Procedure for entering into Specific Agreements.

     a. Either party may propose a Specific Agreement. The other party shall provide a preliminary response indicating its willingness to enter into negotiations of the Specific Agreement within 30 days.

     b. Each Specific Agreement entered into under this Alliance Agreement shall become effective only when executed by authorized representatives of both parties. For EPICEDGE the authorized representative is the Vice President, Americas. For IXC, the authorized representative is (To Be Determined).

     c. Neither party is obligated hereby to the issuance or execution of any Specific Agreement. Each Specific Agreement entered into under this Alliance Agreement shall be construed to incorporate the provisions of, and governed by, this Alliance Agreement.

5. Program management. Unless otherwise specified in a Specific Agreement, the PROGRAM MANAGER shall be responsible for the design and development of DELIVERABLES developed under a Specific Agreement and shall be responsible for providing customer requirements and testing the DELIVERABLES. All communications between the parties relating to technical performance and the preparation and the delivery of DELIVERABLES under a Specific Agreement shall take place between PROGRAM MANAGERS named in the Specific Agreements. the additional responsibilities of the PROGRAM MANAGER with respect to the applicable Specific Agreement are as follows:
     - Arrange meetings, visits and consultations between the parties concerning matters related to the applicable Specific Agreements;
     - Chair periodic status reviews of the applicable Specific Agreements;
     - Coordinate amendments (including documenting and signing or initialing such amendments) to the Specific Agreements.
     - Supervise submission and acceptance of all MATERIALS pursuant to the Specific Agreements, including the delivery, testing and acceptance of DELIVERABLES;
     - Supervise the transfer of any information in accordance with the Specific Agreements; and
     - Prepare written progress reports pursuant to the provisions of the Specific Agreements.




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

                                                                        10-29-99


6. Changes in Coordinators. Either party may replace any of the people referenced in this Section by delivering written notice of the change to the other party. The notice must be signed by either the responsible executives of the party making the change or by an authorized signatory of that party. The notice shall set forth the name, business address and telephone number of the replacement.

7. Progress reports. Unless otherwise provided in the applicable Specific Agreements, the PROGRAM MANAGER of one party shall provide to the PROGRAM MANAGER of the other party monthly written progress reports for such Specific Agreements specifying the current work progress level and identifying any problems that have been resolved and any problems that are unresolved, along with a projected date of resolution.

    The PROGRAM MANAGER of one party shall also notify the PROGRAM MANAGER of the other party promptly in writing of any factor, event or anticipated event that may affect the ability to meet the requirements of any Specific Agreements, including changes in the assignment of its key employees, strikes and labor unrest, or unavailability of critical resources. Except as provided in the Force Majuere provisions of this Alliance Agreement, the issuance of such a notice shall not excuse the party from any default or performance obligation, unless the other party consents.

8. Subcontractors and Employees. Each party agrees that it will use commercially reasonable efforts to ensure that all employees, subcontractors or agents engaged by such party who assist with or contribute to that party's duties, obligations or performance under any Specific Agreements are aware of and comply with provisions of this Alliance Agreement.

9. Severability. Each Specific Agreement is intended to constitute an independent and distinct agreement of the parties, notwithstanding the fact that each shall be construed to incorporate all applicable provisions of the Alliance Agreement. If any provisions of any contract document is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of the contract document will remain in full force and effect and shall be interpreted, to the extent possible, to achieve the purpose of this Alliance Agreement and any affected Specific Agreements as originally expressed without the invalid, illegal or unenforceable provision.



CONFIDENTIAL & PROPRIETARY                                         Page 12
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


                        INTERNATIONAL BUSINESS MACHINES
                                  CORPORATION